EXHIBIT 21


                            HAMPSHIRE GROUP, LIMITED
                            SCHEDULE OF SUBSIDIARIES
                                December 31, 2000

                                                           Percentage of Voting
                                         State/Country      Securities Owned by
  Name of Subsidiary                   of Incorporation      Immediate Parent
- -------------------------------------- ----------------    --------------------
Hampshire Designers, Inc.                   Delaware             100
Hampshire Investments, Limited              Delaware             100
Hampshire Investments London, Limited       England              100
Keynote Services, Limited                   Hong Kong            100
HIL, Inc.                                   Cayman Islands       100
Hamsphire Praha s.r.o.                      Czech Republic        70
Glamourette Fashion Mills, Inc. (Inactive)  Delaware             100
San Francisco Knitworks, Inc.   (Inactive)  Delaware             100